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                                                                       EXHIBIT 4

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-1
CUSIP 14911RAE9                                                     $350,000,000

                   CATERPILLAR FINANCIAL SERVICES CORPORATION

                           4.875% Senior Note due 2007

               Caterpillar Financial Services Corporation, a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of THREE HUNDRED FIFTY MILLION DOLLARS ($350,000,000) on June 15, 2007 and to pay interest thereon at a rate of 4.875% per annum from June 27, 2002, or from the most recent date in respect of which interest has been paid or duly provided for but excluding the next Interest Payment Date (as defined below) or Maturity, as the case may be, semiannually on June 15 and December 15 of each year (each, an "Interest Payment Date"), commencing December 15, 2002, and at Maturity, until the principal hereof is paid or duly made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Regular Record Date for such interest,


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which shall be the June 1 or December 1 (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee referred to below, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, as more fully provided in such Indenture.

               Except as otherwise set forth below, payment of the principal of and the interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

               This Note is one of the series of 4.875% Senior Notes due June 15, 2007 (the "Notes").

               Interest on the Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months. If Maturity is not a Business Day, then the principal amount of the Notes plus accrued and unpaid interest thereon shall be paid on the next succeeding Business Day and no interest shall accrue for the Maturity or any day thereafter.

               The Company will, subject to the exceptions and limitations set forth below, pay as additional interest on the Notes, such additional amounts ("Additional Amounts") as are necessary in order that the net payment by the Company or a paying agent of the principal of and interest on the Notes to a holder who is a non-United States person (as defined below), after deduction for any present or future tax, assessment or other governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided in the Notes to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply:

               (1) to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:


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               (a) being or having been present or engaged in a trade or
       business in the United States or having had a permanent establishment in the United States;

               (b) having a current or former relationship with the United States, including a relationship as a citizen or resident thereof;

               (c) being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax;

               (d) being or having been a "10-percent shareholder" of the Company as defined in section 871(h)(3) of the United States Internal Revenue Code or any successor provision; or

               (e) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

       (2) to any holder that is not the sole beneficial owner of the Note, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary or a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

       (3) to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such Note, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

       (4) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Company or a paying agent from the payment;

       (5) to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;


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       (6) to any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or similar tax, assessment or other governmental charge;

       (7) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by any other paying agent; or

       (8) in the case of any combination of items (1), (2), (3), (4), (5), (6) and (7).

       Except as specifically provided herein, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

       The term "United States" means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction, "United States person" means any individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be treated as United States persons, will also be United States persons. "Non-United States person" means a person who is not a United States person.

       The Company may vary or terminate the appointment of any of its paying or transfer agencies, and may appoint additional paying or transfer agencies.

       This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued under an Indenture, dated as of April 15, 1985, as amended (herein called the "Indenture"), between the Company and U.S. Bank Trust National Association, as successor Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered.

       The Notes will be redeemable as a whole at any time or in part from time to time, at the Company's option, at a redemption price equal to the greater of
(i) 100% of the principal amount of the Notes or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the redemption date to the maturity date (exclusive of any accrued interest) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 12.5 basis points, plus, in each case, any interest accrued but not paid to the date of redemption.

       "Treasury Rate" means, with respect to any redemption date for the Notes,
(i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date for the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if that release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principle amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

       "Business Day" means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

       "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such securities.

       "Independent Investment Banker" means either J.P. Morgan Securities Inc. or Salomon Smith Barney Inc., and their respective successors, or, if both firms are unwilling or unable to select the Comparable Treasury Issue, a nationally recognized investment banking institution which is a Primary Treasury Dealer appointed by the Company.

       "Comparable Treasury Price" means, with respect to any redemption date for the Notes, (i) the average of five Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if, after seeking at least five Reference Treasury Dealer Quotations and excluding the highest and lowest Reference Treasury Dealer Quotations, the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

       "Reference Treasury Dealer" means (1) J.P. Morgan Securities Inc. or Salomon Smith Barney Inc., and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute for such dealer another Primary Treasury Dealer and (2) any other nationally recognized Primary Treasury Dealer selected by the Independent Investment Banker and acceptable to the Company.

       "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by that Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding that redemption date.

       Holders of Notes to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days before the date fixed for redemption. If fewer than all of the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof for redemption from the outstanding Notes not previously called, pro rata or by lot, or in such other manner as the Company shall direct.

       Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

       In addition, if, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after June 24, 2002, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will (after taking commercially reasonable efforts to avoid such obligations) become obligated to pay Additional Amounts as described herein, then the Company may, at its option, redeem, as a whole, but not in part, the Notes on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued but unpaid thereon to the date fixed for redemption.

       The Notes are not subject to any sinking fund.

       If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

       The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

       No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note, at the time, place and rate, and in the coin or currency, herein prescribed. However, the Indenture limits the Holder's rights to enforce the Indenture and this Note.

       As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

       The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the Notes are exchangeable for a like aggregate principal amount of Notes in authorized denominations as requested by the Holder surrendering the same. If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Notes or if at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended,


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(y) the Company in its discretion executes and delivers to the Trustee a Company
Order that this Note shall be exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Notes, this Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Notes shall be registered in such name or names as the Depositary shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

       No service charge shall be made for any such registration, transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

       Prior to due presentment of this Note for registration or transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

       The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

       All terms used in this Note which are defined in the Indenture, but not in this Note, shall have the meanings assigned to them in the Indenture.

       Unless the certificate of authentication hereon has been executed by U.S. Bank Trust National Association, as successor Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.


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       IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  June 27, 2002

CERTIFICATE OF AUTHENTICATION                     CATERPILLAR FINANCIAL SERVICES
This is one of the Securities of the series         CORPORATION
designated therein referred to in the
within mentioned Indenture.

U.S. BANK TRUST NATIONAL ASSOCIATION,             By:
   AS TRUSTEE                                        ---------------------------
                                                            Vice President

By:                                               Attest:
   -----------------------------------                   -----------------------
          Authorized Officer                               Secretary